CDI CORP.

                             STOCK PURCHASE PLAN FOR
                 MANAGEMENT EMPLOYEES AND NON-EMPLOYEE DIRECTORS


                         Article 1. General Description

     The CDI Corp. Stock Purchase Plan for Management Employees and Non-Employee Directors (the "Plan") provides designated management employees and non-employee members of the Company's Board of Directors with the opportunity to purchase CDI Stock on a pre-tax basis. In addition, many Participants will be eligible to receive an additional contribution of CDI Stock from the Company.

     Under the Plan, management employees use a portion of their Annual Bonus Awards and non-employee directors use a portion of their Directors' Fees to purchase "units", each of which represents a share of CDI Stock. After a Vesting Period elapses, a number of shares of CDI Stock equal to the number of "units" which have vested will be delivered to the Participant.


                     Article 2. Purpose and Effective Date

     2.1. Purpose. The purpose of the Plan is to provide financial incentives for selected management employees and non-employee directors thereby promoting the Company's long-term growth and financial success by (i) attracting and retaining management employees and non-employee directors of outstanding ability, (ii) strengthening the Company's capability to develop and maintain a highly-skilled and motivated management team and Board of Directors,
(iii) providing an effective means for selected management employees and non-employee directors to acquire and maintain ownership of CDI Stock, (iv) motivating selected management employees to achieve long-range performance goals and objectives and (v) providing incentive compensation opportunities competitive with those of other major corporations.

     2.2. Effective Date and Termination of the Plan. The Plan is effective as of January 1, 1998 and may be terminated at any time by the Board.

                             Article 3. Definitions

     The following words and phrases used in the Plan shall have the following meanings unless a different meaning is plainly required by the context:

     3.1 "Annual Bonus Award" means an incentive payment made pursuant to the Management Bonus Program applicable to an Eligible Employee of the Company.

     3.2 "Board"means the Board of Directors of CDI Corp.

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     3.3  "Cause"   shall  be  deemed  to  exist,   with   respect  to  Director
Participants, only if the Board determines, in accordance with CDI Corp.'s by-laws, that grounds exist for the removal of the director. With respect to Employee Participants, Cause shall have the same meaning as is set forth in the Employee Participant's employment agreement with the Company. If there is no such agreement, then Cause shall mean any of the following:

          (i) rendering services while under the influence of alcohol or illegal drugs;

          (ii) performing any act of dishonesty in rendering services to the Company, including falsification of records, expense accounts or other reports;

          (iii)conviction, whether by judgment or plea, of any crime which constitutes a felony or which constitutes a misdemeanor involving violence, fraud, embezzlement, or theft;

          (iv) violation of any law or agreement which results in the entry of a judgment or order enjoining or preventing the Employee Participant from such activities as are essential to perform services for the Company;

          (v) violation of any of the Company's policies which provide for termination of employment as a possible consequence of such violation;

          (vi) engaging in conduct which is injurious (other than to an immaterial extent) to the Company;

          (vii)the Company's receipt of reliable information from any source of the Employee Participant entering into or intending to enter into competition with the Company; or

          (viii) refusal to perform  such duties as may be delegated or assigned
               to  the  Employee  Participant,   consistent  with  the  Employee
               Participant's position, by his or her supervisor.

     3.4 "CDI Stock" means common stock, par value $.10 per share, of CDI Corp.

     3.5 "Committee" means the CDI Corp. Compensation Committee. The members of the Committee shall be "Outside Directors" as defined or interpreted for purposes of Section 162(m) of the Internal Revenue Code and "Disinterested Persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

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     3.6 "Company", as the context requires,  means CDI Corp., CDI Corp. and its subsidiaries or the individual subsidiary of CDI Corp. which employs an Eligible Employee. For purposes of Director Participants, Company shall mean only CDI Corp.

     3.7 "Director's Fees" means retainer fees paid by the Company in any Director Year to a non-employee member of the Board.

     3.8 "Director Participant" means an Eligible Director who has purchased SPP Units.

     3.9 "Director Year" means the period from the Company's Annual Meeting of Shareholders at which a director is elected to the Board until the next Annual Meeting of Shareholders and generally means from May through April.

     3.10 "Eligible Director" means a non-employee member of the Board who receives Director's Fees.

     3.11 "Eligible Employee" means an employee of the Company who has been designated by the Committee as being eligible to participate in the Plan.

     3.12 "Employee Participant" means an Eligible Employee who has purchased SPP Units.

     3.13 "Fair Market Value" means the closing price of actual sales of CDI Stock on the New York Stock Exchange composite tape on a given date or, if there are no such sales on such date, the closing price of CDI Stock on such Exchange on the last date on which there was a sale.

     3.14 "Fiscal Year" means the fiscal year of the Company, which ends each December 31.

     3.15 "Participant" means an Employee Participant or Director Participant.

     3.16 "Personal Representative" means the person or persons who, upon the death, disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to any SPP Unit or underlying shares of CDI Stock.

     3.17 "SPP Account" means the account maintained for a Participant in which is recorded all information related to purchases of SPP Units and the issuance of CDI Stock under the Plan.

     3.18 "SPP Unit" means a bookkeeping entry which is entered in a Participant's SPP Account which represents a right to one share of CDI Stock upon the satisfaction of the Vesting Period applicable to such SPP Unit and upon the satisfaction of any other

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conditions which the Committee may impose.

     3.19 "Vesting Period" means that period of time which must elapse following a Participant's purchase of an SPP Unit, or the Company's matching contribution of an SPP Unit, before CDI Stock is issued in exchange for the SPP Units.


                       Article 4. Employee Participation

     An Eligible Employee participates in the Plan by using a portion of his or her Annual Bonus Award to purchase SPP Units. Participation is either mandatory or voluntary.

     4.1 Mandatory Participation. Certain senior executives designated by the Committee are required to participate in the Plan and will automatically have 25%, or such other percentage as the Committee may determine, of the pre-tax amount of their Annual Bonus Awards withheld and used to purchase SPP Units.

     4.2 Voluntary Participation. Any Eligible Employee may participate on a voluntary basis by electing to have up to 25%, or such other maximum percentage as the Committee may determine, of the pre-tax amount of his or her Annual Bonus Award withheld and used to purchase SPP Units. For those Eligible Employees subject to mandatory participation, this amount is in addition to the automatic, required withholding described in 4.1.

     4.3 Company Matching Contributions. Unless otherwise determined by the Committee, the Company will make a matching contribution to an Employee Participant's SPP Account of one SPP Unit for every three SPP Units purchased by the Employee Participant through voluntary, but not mandatory, participation.

     4.4 Calculation of SPP Units and Crediting of SPP Accounts. The number of SPP Units which will be credited to an Employee Participant's SPP Account will be calculated by dividing the amount of the Employee Participant's Annual Bonus which is being used to purchase SPP Units by the Fair Market Value of a share of CDI Stock on the date the Employee Participant's SPP Account is credited. Employee Participants' SPP Accounts will be so credited as promptly as is practicable following the public release of the Company's audited financial results for the Fiscal Year for which the applicable Annual Bonus Award is being calculated.

     4.5 Employee Participant Elections. On or before June 30th of each year, or such other date as the Committee may determine, an Employee Participant must notify the Company of (i) that percentage of the Employee Participant's Annual Bonus Award, if any, which the Employee Participant will earn for that year which the Employee Participant elects to use to purchase SPP Units, and (ii) the number of years which the Employee Participant elects to have in the Vesting Period for those SPP Units. If the Employee Participant fails to make such an election, the Employee Participant will be

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deemed to have elected not to make any voluntary purchases of SPP Units for that year and to have elected a three year vesting period for any SPP Units purchased through mandatory participation for that year.

                       Article 5. Director Participation

     An Eligible Director participates in the Plan by using a portion of his or her Director's Fees to purchase SPP Units. Participation is either mandatory or voluntary.

     5.1 Mandatory Participation. Certain Eligible Directors may be required to participate in the Plan to fulfill stock ownership requirements established by the Board and will automatically have the appropriate amount, as the Board determines, of the pre-tax amount of their Director's Fees withheld and used to purchase SPP Units.

     5.2 Voluntary Participation. Eligible Directors may voluntarily elect to have up to 100% of the pre-tax amount of their Director's Fees withheld and used to purchase SPP Units.

     5.3 Company Matching Contributions. Unless otherwise determined by the Committee, the Company will make a matching contribution to a Director Participant's SPP Account of one SPP Unit for every three SPP Units purchased by the Director Participant through voluntary, but not mandatory, participation.

     5.4 Calculation of SPP Units and Crediting of SPP Accounts. The number of SPP Units that will be credited to a Director Participant's SPP Account will be calculated by dividing the amount of the Director's Fees that are being used to purchase SPP Units by the Fair Market Value of a share of CDI Stock on the date the Director Participant's SPP Account is credited.

     5.5 Director Participant Elections. Prior to the first day of a Director Year, the Director Participant must notify the Company of (i) that percentage of such Director's Fees for that Director Year, if any, that the Director Participant elects to use to purchase SPP Units, and (ii) the number of years which the Director Participant elects to have in the Vesting Period for those SPP Units. If the Director Participant fails to make such an election, the Director Participant will be deemed to have elected not to make any voluntary purchases of SPP Units for that year and to have elected a three year vesting period for any SPP Units purchased through mandatory participation for that year.

                               Article 6. Vesting

     6.1 All SPP Units purchased or contributed to a Participant's SPP Account for a particular year will be subject to a Vesting Period of from three to ten years, as chosen by the Participant. A Vesting Period chosen for a particular year's SPP Units will be

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applicable to all SPP Units acquired for that year - whether  through  mandatory or voluntary purchase or through matching Company contribution - and will run from the date the SPP Units are credited to the Participant's SPP Account.

     6.2 When a Vesting Period elapses, a certificate for a number of shares of CDI Stock equal to the number of SPP Units which were subject to the elapsed Vesting Period will be delivered to the Participant, and the SPP Units will be cancelled.

     6.3 SPP Units may not be sold, pledged or transferred during the Vesting Period.

     6.4 If a Participant's employment or service with the Company terminates before the Vesting Period applicable to any SPP Units has elapsed, the following will apply:

          (i) if the termination occurs less than three years after the purchase of the SPP Units and is by the Company for Cause or as a result of the Participant's resignation (other than for retirement), the Participant will receive, in cash and not CDI Stock, the lesser of the amount paid for the SPP Units or the then current market price of the underlying shares of CDI Stock. (Participants will forfeit any SPP Units credited to his or her account as a result of matching Company contributions); or

          (ii) if the termination occurs more than three years after the purchase of the SPP Units for any reason whatsoever, or if the termination occurs at any time after the purchase of the SPP Units due to the retirement of the Participant or for reasons other than termination by the Company for Cause or the Participant's resignation, then the unvested SPP Units will immediately vest and a number of shares of CDI Stock equal to the number of such SPP Units will be delivered to the Participant or his or her Personal Representative (For this purpose, a Director's choice not to stand for re-election as a Director will be treated as a retirement).

                  Article 7. CDI Stock Ownership Requirements

     Certain Participants in the Plan will be required to adhere to the CDI Stock Ownership Requirements, a copy of which will be delivered to each such Participant.


                           Article 8. Administration

     8.1 General. The Plan shall be administered by the Committee.

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     8.2  Plan  Interpretation.  The  Committee  shall  have the  authority  and responsibility to interpret and construe the Plan and decide all questions arising thereunder, including, without limitation, questions of eligibility for participation, eligibility to make purchases or receive matching contributions, the amount of account balances and the timing of the exchange of CDI Stock for SPP Units, and shall have the authority to deviate from the literal terms of the Plan to the extent the Committee determines it to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. The
Committee's   interpretations   of  the  Plan,   and  all   actions   taken  and
determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company and any employee or non-employee director.

     8.3 Responsibilities and Reports. The Committee may, pursuant to a written instruction, delegate specific duties and responsibilities to other named persons; provided, however, that any such delegation may not violate or otherwise contravene any requirement of applicable law. The Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

     8.4 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have all necessary powers to administer and interpret the Plan including, without limitation:

          (i) The authority to adopt such rules, regulations and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable;

          (ii) The authority to designate which employees of the Company are Eligible Employees;

          (iii)The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan.


                         Article 9. General Provisions

     9.1 Limits as to Transferability. Unless otherwise provided by the Committee, SPP Units are not transferable by the Participant otherwise than by will or, if the Participant dies intestate, by the laws of descent and distribution.

     9.2 Shares Available Under the Plan. The CDI Stock to be offered under the Plan will be authorized but unissued CDI Stock or CDI Stock previously issued and outstanding and reacquired by the Company.

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     9.3  Adjustments  Upon  changes  in Stock.  In case of any  reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the number and kind of shares and the price per share subject to outstanding SPP Units.

     9.4 Amendment, Suspension, and Termination of Plan. The Board or a designated committee may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable. No such amendment, suspension, or termination shall alter or impair any outstanding SPP Units without the consent of the Participant adversely affected thereby.

     9.5 Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, the determination of Eligible Employees, need not be uniform and may be made by it selectively among Participants whether or not such Participants are similarly situated.

     9.6 No Right to Employment or Continued Service. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan or any Agreement, shall be construed as giving to any person the right to be retained in the employ of the Company.

     9.7 Funding; Unsecured Status. The Company will not be required to segregate or hold separately from its general assets any amounts credited to a Participant's SPP Account, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan. The right of a Participant to receive any amounts or shares of CDI Stock under the Plan shall be an unsecured claim against the general assets of the Company.

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